UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) September 30, 2016

EXPEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37429	20-2705720
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 108th Avenue NE

Bellevue, Washington 98004

(Address of principal executive offices) (Zip code)

(425) 679-7200

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On September 30, 2016, Expedia, Inc., a Delaware corporation (the “Company”) and its applicable subsidiaries entered into a Ninth Supplemental Indenture (the “Supplemental Indenture”) to the Indenture, dated as of August 5, 2010 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among the Company, the subsidiary guarantors party thereto from time to time and The Bank of New York Mellon Trust Company, N.A., as trustee, pursuant to which the Company issued 5.95% Senior Notes due 2020. The Supplemental Indenture amended the terms of the Indenture so as to conform the definition of “Permitted Holders” contained in the Indenture to the definition employed in the indentures governing the Company’s 4.500% Senior Notes due 2024, 2.500% Senior Notes due 2022 and 5.000% Senior Notes due 2026, including by specifying that “Permitted Holders” include certain entities succeeding to the interest of Liberty Interactive Corporation in the Company.

The foregoing description of the Supplemental Indenture is not complete and is qualified in its entirety by reference to the actual Supplemental Indenture, which is attached to this report as Exhibit 4.1 and is incorporated herein by reference.

Item 8.01. Other Events

On October 3, 2016, the Company issued a press release announcing the expiration and results of its previously announced consent solicitation. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

4.1	Ninth Supplemental Indenture, dated as of September 30, 2016, among Expedia, Inc., a Delaware corporation, the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee.

99.1	Press Release issued by Expedia, Inc., a Delaware corporation, on October 3, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPEDIA, INC.

By:	/s/ Robert J. Dzielak
Robert J. Dzielak
Executive Vice President, General Counsel & Secretary

Dated: October 3, 2016

EXHIBIT INDEX

Exhibit No.	Description

4.1	Ninth Supplemental Indenture, dated as of September 30, 2016, among Expedia, Inc., a Delaware corporation, the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee.

99.1	Press Release issued by Expedia, Inc., a Delaware corporation, on October 3, 2016.